UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 18, 2011
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events
     On March 23, 2011, KeyCorp, an Ohio corporation (the “Company”), issued 70,621,470 of its common shares, par value $1.00 per share (the “Common Shares”), at a public offering price of $8.85 per share, pursuant to a shelf registration statement on Form S-3 (File No. 333-151608) (the “Shelf Registration Statement”). The Common Shares were issued and sold pursuant to an Underwriting Agreement, dated March 18, 2011 (the “Underwriting Agreement”), by and between the Company and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC, as managers of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 7,062,147 of its Common Shares to cover over-allotments, if any. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
     The opinion of Squire, Sanders & Dempsey (US) LLP regarding the issuance and sale of the Common Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into the Shelf Registration Statement.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated March 18, 2011, by and between KeyCorp and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC, as managers of the several underwriters named in Schedule II thereto.

5.1	Opinion of Squire, Sanders & Dempsey (US) LLP as to the validity of the Common Shares.
23.1	Consent of Squire, Sanders & Dempsey (US) LLP (included as part of Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP (Registrant)
Date: March 23, 2011	By:	/s/ Steven N. Bulloch
Steven N. Bulloch
Assistant Secretary